EXHIBIT 23.01

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of
Mobilepro Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-114500) and Form SB-2 (Nos. 333-105143 and 333-115546) of our report dated June 25, 2004 relating to the financial statements, which appears in this Annual Report on Form 10-KSB/A. We also consent to the incorporation by reference of our report dated June 23, 2004 relating to the financial statement schedule, which appears in this Form 10-KSB/A.

We consent to all references to our firm in this Form 10-KSB/A.

/s/ Bagell, Josephs & Company, LLC

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
July 9, 2004